CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of our reports dated February 24, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report of The Prudential Variable Contract Account-10 and The Prudential Variable Contract Account-11, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights for VCA 10”, “Financial Highlights for VCA 11” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

April 29, 2004